JACKSON HEWITT INC.                                  JHI
COMPUTATION OF EARNINGS PER SHARE                    STOCK PRICE ANAYLSIS
COMPUTE WEIGHTED AVERAGE COMMON SHARES:              FISCAL 1997

                                                               WEIGHTED
         DATE               SHARES            WEIGHT            SHARES
 ----------------------------------------------------------------------

Twelve months ended 04/30/97

 05/01/96                      4,408,056        1       4,408,056
 07/31/96                        106,750        0.75       80,063
 08/19/96                         37,790        0.67       25,193
 09/30/96                              1        0.58            1
 10/21/96                            200        0.50          100
 01/06/97                          4,000        0.33        1,333
 02/28/97                             20        0.25            5
 03/05/97                         33,580        0.17        5,597

                      ===================         ================
                               4,590,397           4,520,347 WACS
                      ===================         ================



Monthly outstanding           4,590,397




Treasury Stock Method for Options - Before extraordinary item
Twelve months ended 04/30/97

                                                        PEPS                      FDEPS
                                                 -----------------         ---------------

Average # share under options
            O/S               Option price
               0                  $1.728                    $0.00                    $0.00
          82,400                  $5.75                      -                  473,800.00
          20,000                  $4.25                 85,000.00                85,000.00
           2,400                  $4.37                 10,488.00                10,488.00
          20,000                  $2.86                 57,200.00                57,200.00
         268,065                  $4.81              1,289,392.65             1,289,392.65
          53,220                  $3.50                186,270.00               186,270.00
          10,000                  $0.01                    100.00                   100.00
                                              -------------------       ------------------

Proceeds upon exercise of options                   $1,628,450.65            $2,102,250.65
                                              ===================       ==================

Market price of common stock
                 Average                                    $5.74
                 Closing                                                            $10.13
Treasury shares that could be repurchased
     with proceeds                                        283,702
                                              ===================
                                                                                   207,630
                                                                        ==================

Excess of shares under option over treasury shares that could be repurchased

         373,685          +      (283,702)                 89,983
=================                             ====================

         456,085          +      (207,630)                                        248,455
                                                                         ================

-------------------------------------------------------------------------------


EPS Computations - before extraordinary item


Primary EPS                                                       Numerator           Denominator          Per share
                                                               ---------------------------------------------------------
Simple:
                 Net income before taxes & ext item                    $10,442,284
                    Less taxes                                          (4,210,108)
                    Less PS dividends & accretion                         (623,379)
                                                               --------------------
                 Net income attributable to common s/h                   5,608,797
                                                               --------------------
                 WACS                                                                       4,520,347
                                                                                   -------------------

                                                                        $5,608,797          4,520,347             1.2408
                                     Treasury stock items                                      89,983
                                                               ---------------------------------------

                                                                        $5,608,797          4,610,330             1.2166
                                                               =========================================================

Note all convertible bonds are anti-dilutive & are not common stock equivalents

Primary earnings per share                                                   $1.22
                                                            ======================

--------------------------------------------------------------------------------

Fully diluted EPS:

                                                                 Numerator           Denominator          Per share
                                                            -----------------------------------------------------------
Simple:
                 Net income before taxes & ext item                   $10,442,284
                    Less taxes                                         (4,210,108)
                    Less PS dividends & accretion                        (623,379)
                                                            ----------------------
                 Net income attributable to common s/h                  5,608,797
                                                            ----------------------
                 WACS                                                                      4,520,347
                                                                                  -------------------

                                                                       $5,608,797          4,520,347             1.2408
                                     Treasury stock items                                    248,455
                                                            -----------------------------------------

                                                                       $5,608,797          4,768,803             1.1761
                                                            ===========================================================

Note all convertible bonds are anti-dilutive & are not common stock equivalents

Fully diluted earnings per share                                           $1.18
                                                            =======================

Treasury Stock Method for Options - After extraordinary item
Twelve months ended 04/30/97

                                                                    PEPS                                     FDEPS
                                                           -----------------------                   -----------------------
Average # share under options
              O/S               Option price
               0                  $1.728                                    $0.00                                     $0.00
          82,400                  $5.75                                      -                                   473,800.00
          20,000                  $4.25                                 85,000.00                                 85,000.00
           2,400                  $4.37                                 10,488.00                                 10,488.00
          20,000                  $2.86                                 57,200.00                                 57,200.00
         268,065                  $4.81                              1,289,392.65                              1,289,392.65
          53,220                  $3.50                                186,270.00                                186,270.00
          10,000                  $0.01                                    100.00                                    100.00
                                                           -----------------------                   -----------------------

Proceeds upon exercise of options                                   $1,628,450.65                             $2,102,250.65
                                                           =======================                   =======================

Market price of common stock
                 Average                                                    $5.74
                 Closing                                                                                             $10.13
Treasury shares that could be repurchased
     with proceeds                                                        283,702
                                                           =======================
                                                                                                                    207,630
                                                                                                     =======================

Excess of shares under option over treasury
     shares that could be repurchased
         373,685                   +             (283,702)                 89,983
                                                           =======================

         456,085                   +             (207,630)                                                          248,455
                                                                                                     =======================

EPS Computations - after extraordinary item

Primary EPS:                                                            NUMERATOR        DENOMINATOR          PER SHARE
                                                           -------------------------------------------------------------
Simple:
                 Net income before taxes & ext item                   $10,442,284
                    Less taxes                                         (4,210,108)
                    Less PS dividends & accretion                        (623,379)
                    Less extraordinary item                            (1,248,388)
                                                           -----------------------
                 Net income attributable to common s/h                  4,360,409
                                                           -----------------------
                 WACS                                                                      4,520,347
                                                                                  -------------------

                                                                       $4,360,409          4,520,347              0.9646
                                     Treasury stock items                                     89,983
                                                           ------------------------------------------

                                                                       $4,360,409          4,610,330              0.9458
                                                           ==============================================================

Note all convertible bonds are anti-dilutive & are not common stock equivalents

Primary EPS:                                                                $0.95
                                                           =======================
</Table.

-------------------------------------------------------------------------------------------------------------------------

Fully diluted EPS:

                                                                        NUMERATOR        DENOMINATOR          PER SHARE
                                                           --------------------------------------------------------------
Simple:
                 Net income                                           $10,442,284
                    Less taxes                                         (4,210,108)
                    Less PS dividends & accretion                        (623,379)
                    Less extraordinary item                            (1,248,388)
                                                           -----------------------
                 Net income attributable to common s/h                  4,360,409
                                                           -----------------------
                 WACS                                                                      4,520,347
                                                                                  -------------------

                                                                       $4,360,409          4,520,347              0.9646
                                     Treasury stock items                                    248,455
                                                           ------------------------------------------

                                                                       $4,360,409          4,768,803              0.9144
                                                           ==============================================================

Note all convertible bonds are anti-dilutive & are not common stock equivalents

Fully diluted EPS:                                                           $0.91
                                                           =======================
